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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EDUDATA CORPORATION
                             A DELAWARE CORPORATION


         Robert H. Gurevitch and Marvin H. Kleinberg each certifies that:

         1. Robert H. Gurevitch is the duly elected and acting Chairman of the Board, Chief Executive Officer and President, and Marvin H. Kleinberg is the duly elected and acting Assistant Secretary, of the corporation named above.

         2. The Certificate of Incorporation of the corporation, filed with the Secretary of State of the State of Delaware, on February 23, 1983, and as previously amended on July 22, 1987, shall be further amended and restated to read in full as follows:

                 FIRST: The name of the corporation is DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. (the "Corporation").

                 SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the "GCL").

                 FOURTH: (a) The total number of shares which the Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                 (b) The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote per share of Common Stock held by them on all matters voted upon by stockholders of the Corporation, including, but not limited to, the election of directors.

                 (c) The Preferred Stock may be divided into such number of series as the Board of Directors of the Corporation may determine. The Board of Directors of the Corporation is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation,



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         within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

                 FIFTH: Effective upon the filing of this Amended and Restated Certificate of Incorporation every 2.197317574 then issued and outstanding shares of Common Stock are reconstituted and converted into one (1) share of Common Stock and every then issued and outstanding option or other right to purchase shares of Common Stock is reconstituted and converted into an option or other right to purchase one (1) share of Common Stock for each 2.197317574 shares of Common Stock underlying such outstanding options and rights. The Corporation shall not issue any fractional shares in connection with the foregoing, but shall instead be authorized to pay in cash the fair value of fractions of a share to holders entitled to issuance of fractions of a share as of the date of the filing of this Amended Restated Certificate of Incorporation.

                 SIXTH: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                 SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

                 EIGHTH: (a) The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section (a) of Article EIGHTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                 (b) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding he foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section (b) of Article EIGHTH shall apply to or have any effect on the liability or alleged liability





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         of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                 (c) In furtherance and not in limitation of the powers conferred by statute:

                          (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

                          (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                 NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or Stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
         Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of the Corporation, as the case may be, and also in the Corporation.

         3. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Section 245 of the GCL.

         4. The foregoing Amended and Restated Certificate of Incorporation has been duly approved, pursuant to resolutions of the Board of Directors of the Corporation, and in accordance with Section 228 of the GCL, by the written consent of the holders of a majority of the shares of Common Stock





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outstanding.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation as of the 13th day of January, 199_.




                                                   By: /s/ ROBERT H. GUREVITCH
                                                       ------------------------
                                                           Robert H. Gurevitch
                                                           President




                                                   By: /s/ MARVIN H. KLEINBERG
                                                       -----------------------
                                                           Marvin H. Kleinberg
                                                           Assistant Secretary









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